OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces US$3.0 Million Private Placement Financing

IRVING, TX / August 11, 2026 / DYNR-DynaResource, Inc. (OTCQX:DYNR) ("DynaResource" or the "Company") announces a non-brokered private placement financing with certain of the Company’s existing stockholders (the “Offering”) to raise gross proceeds of US$3.0 million (or up to a gross aggregate of US$6.4 million if all warrants are exercised).

Financing Terms

Under the terms of the Offering, the Company will issue units at a subscription price of US$0.45 per unit, with each unit comprised of one common share of the Company and one common share purchase warrant. The subscription price is based on approximately the 20-day volume-weighted average price of the Company's shares as at the end of July 2026. Each warrant will have an exercise price of US$0.51 per share and be conditional on an increase in the Company’s authorized shares of common stock to accommodate the exercise of the warrants (the “Authorized Shares Condition”) and will be exercisable until the later of 180 days and 30 days after the Authorized Shares Condition is satisfied.

The Company has received a commitment from the investing stockholders for an advance of US$851,250 in connection with the Offering; however, completion of the Offering remains subject to the finalization of definitive documentation. While the parties expect to be able to finalize the investment definitive documentation without difficulties, no assurance can be given that definitive documentation will be successfully executed and delivered between the parties, in which case, the Company would be required to return all funds received as advances in connection with this Offering.

Use of Proceeds

The Company expects to use the net proceeds from the Offering for general corporate purposes, working capital, debt service obligations, including overdue debt repayments, and capital expenditures at the San José de Gracia Project.

“This financing reflects the continued support of key stakeholders and is expected to provide additional flexibility as we advance our plans at San José de Gracia,” stated Rohan Hazelton, President and CEO of DynaResource. “We remain focused on strengthening the Company’s financial position, which has been reduced due to ongoing debt repayments and operational challenges, and creating long-term value for shareholders.”

On behalf of the Board of Directors of DynaResource, Inc.

Rohan Hazelton
President & CEO

About DynaResource

DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

For More Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde

Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

No Offer or Solicitation

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The securities described herein have not been registered under the United States Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain information contained in this news release, including statements relating to the anticipated use of proceeds from the Offering and operational stabilization initiatives and future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are forward-looking information. These statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Many assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: the availability and timing of additional capital; the timing and amount of any tax refunds or other receivables; operational performance at the San Jose de Gracia property; commodity prices; currency exchange rates; discrepancies between actual and estimated production, grades and metallurgical recoveries; taxation; regulatory, political and economic developments; additional funding requirements; mining and operating risks; accidents; labor disputes; title or permitting matters; and the risks referenced in the Annual Report on Form 10-K for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results and future events could differ materially from those discussed in the forward-looking information. All forward-looking information contained in this news release is qualified by these cautionary statements. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as required by applicable law.